UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
November 14, 2005

Date of Report (Date of earliest event reported)
OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
58 South Service Road
Melville, NY 11747
(Address of principal executive offices)
(631) 962-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address,
if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure
     On November 14, 2005, at 4:30 p.m., OSI Pharmaceuticals, Inc. (“OSI”) will conduct a webcast conference call with investors and analysts. A script of that webcast conference call is attached to this Current Report on Form 8-K as Exhibit 99.1, and incorporated herein by reference.
     This document contains forward-looking statements. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. Factors that might cause such a difference include, among others, the challenges and costs of integrating the operations and personnel of Eyetech Pharmaceuticals, Inc. (“Eyetech”) into OSI; reaction of customers of OSI and Eyetech and related risks of maintaining pre-existing relationships of OSI and Eyetech as a result of the merger; the impact of acquisitions and divestitures on the synergies of OSI’s programs; the completion of clinical trials; the FDA review process and other governmental regulation; OSI’s and its collaborators’ abilities to successfully develop and commercialize drug candidates; competition from other pharmaceutical companies; the ability to effectively market products; and other factors described in OSI’s filings with the Securities and Exchange Commission.
     The information in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of OSI, except as shall be expressly set forth by specific reference in such document.
ITEM 9.01 Exhibits

Exhibit No.	Description
99.1	Script of webcast conference call to be held on November 14, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2005		OSI PHARMACEUTICALS, INC.

	By:	/s/ BARBARA A. WOOD

Barbara A. Wood
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Script of webcast conference call to be held on November 14, 2005.